Exhibit 4.2   2000 Stock Option Plan

                           ALLIANCE HEALTHCARD, INC.
                             2000 STOCK OPTION PLAN

        1.  Purpose.  This plan is intended to provide incentives:
            -------
                (a) to the officers and other employees of Alliance HealthCard, Inc., (the "Company") and any of its Related Corporations (capitalized terms used but not otherwise defined herein shall have the meaning set forth in
Section 17 below) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Code ("Incentive Stock Option"); and
                                            ----------------------

                (b) to directors, officers, employees of or service provider to the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Nonqualified Stock Option").
                                     -------------------------

        2.  Administration of the Plan.
            --------------------------

                (a) Except as otherwise provided in Section 2(d) below, the Plan shall be administered by the Board of Directors of the Company (the "Board") or
                                                                     -----
the Board may appoint a Stock Plan Committee (the "Committee") of two or more of
                                                   ---------
its members to administer this Plan. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, in administering this Plan and Options granted under this Plan, the Committee shall have the authority to:


                        (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 below to receive Incentive Stock Options) to whom Incentive Stock Options may be granted, and to determine (from among the class of individuals eligible under Section 3 below to receive Nonqualified Stock Options) to whom Nonqualified Stock Options may be granted;

                        (ii) determine the time or times at which Options may be granted and the number of shares of Stock that are subject to each Option;

                        (iii) determine the option price of Option Shares (which price as to Incentive Stock Options shall not be less than the minimum price specified in Section 5 below);

                        (iv) determine whether each Option granted shall be an Incentive Stock Option or a Nonqualified Stock Option;

                        (v) determine the additional terms and conditions applicable to each Option which are not inconsistent with the terms of this Plan, including but not limited to, the type of consideration to be received upon exercise of the Option(s), the adequacy of and timing of receipt of such consideration, and all other related terms and conditions; and

                        (vi) interpret the Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with this Plan.

     If the Committee determines to issue a Nonqualified Stock Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an Incentive Stock Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final, binding and conclusive unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate.

        (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan (except as otherwise provided under Section 2(e) below).

        (c) Options may be granted to members of the Board, but no Options shall be granted to any person who is, at the time of the proposed grant, a member of the Board, unless such grant has been approved by a majority vote of the other members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Options pursuant to the Plan, or (ii) have been granted Options, may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options.

        (d) Notwithstanding any other provision of this Section 2, in the event the Company registers any class of any equity security pursuant to the Exchange Act, the Plan will thereafter be administered by a Committee consisting of two or more directors of the Company, each of whom is a "disinterested person" as defined in Rule 16b-3 under the Exchange Act.

        (e) No members of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Committee or the Board shall be liable for any act or omission of any other member of the Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

   In addition to such other rights of indemnification as he may have as a member of the Board or the Committee, and with respect to administration of the Plan and the granting of Options thereunder, each member of the Board and of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reason of his being or having been a member of the Board or the Committee, whether or not he continues to be such a member of the Board or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board or the Committee in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board or the Committee; and provided further that no right of indemnification under this Plan shall be available to or accessible by any such member of the Board or the Committee unless within thirty (30) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Committee and shall be in addition to all other rights to which such member of the Board or the Committee would be entitled to as a matter of law, bylaws, contract or otherwise.

        3.  Persons Eligible to Be Granted Options.
            --------------------------------------

                (a) Incentive Stock Options may be granted to any employee of the Company or any Related Corporation that the Committee may determine to be granted an Incentive Stock Option. Those officers and directors of the Company who are not employees may not be granted Incentive Stock Options under the Plan.

                (b) Nonqualified Stock Options may be granted to any director (whether or not an employee), officer or employee of or service provider to the Company or any Related Corporation.

                (c) The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Incentive Stock Option or Nonqualified Stock Option. Granting of any Option to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Options.

        4. Stock and Number of Shares.  The stock subject to Options shall be
           --------------------------
authorized but unissued shares of Stock, or treasury shares of Stock held by the Company. The aggregate number of shares of Stock which may be issued pursuant to the Plan is 400,000 shares, subject to adjustment as provided in Section 12 below. Such number of shares of Stock may be issued under this Plan as Incentive Stock Options, Nonqualified Stock Options, or a combination of both, so long as the number of shares of Stock so issued does not exceed such number as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, including but not limited to, any Option which is forfeited due to its failure to vest within the time period applicable to such Option, the shares of Stock subject to such Options shall again be available for grants of Options under the Plan.

        5. Special Limitations Applicable to Incentive Stock Options.
           ---------------------------------------------------------

                (a) The price per share of Option Shares subject to any Incentive Stock Option granted under the Plan shall not be less than Fair Market Value per share of Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share of Option Shares subject to such Incentive Stock Option shall not be less than 110 percent (110%) of the Fair Market Value per share of Stock on the date of grant.

                (b) If, at the time an Option is granted under the Plan, the Stock is not publicly traded, "Fair Market Value" shall be deemed to be the fair
                               -----------------
value of the Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length. However, if at the time an Option is granted under the Plan, the Stock is publicly traded, "Fair Market Value" shall be determined
                                         -----------------
as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean
(i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange; or
(iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market List.

                (c) If the aggregate fair market value of Stock with respect to which an Option intended to be Incentive Stock Option is exercisable for the first time during any calendar year exceeds $100,000, the portion of the Option which exceeds such limitation shall be treated as a Nonqualified Stock Option and the Committee shall determine the extent to which the exercise of any such Option is an exercise of the portion which is an Incentive Stock Option or a Nonqualified Stock Option. For purposes of this Section 5(c), the fair market value of Stock subject to an Option shall be determined as of the date of grant of the Option.

        6. Duration of Options.  Each option shall expire on the date specified
           -------------------
by the Committee and set forth in the applicable Option Agreement, but not more than (i) ten (10) years after the date of grant in the case of Nonqualified Stock Options, and Incentive Stock Options generally, and (ii) five (5) years from the date of grant in the case of Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation.

        7. Limitation on Assignability of any Option.  Unless otherwise
           -----------------------------------------
expressly permitted in a particular Option Agreement for a Nonqualified Stock Option only, no Option shall be assignable or transferable by an Optionee except following death by will or by the laws of descent and distribution, and during the lifetime of an Optionee each Option granted to the Optionee shall be exercisable only by the Optionee.

        8. Option Agreements; Terms and Conditions Applicable to Options.  The
           -------------------------------------------------------------
grant of any Option shall be evidenced by the Company and the Optionee entering into a written agreement (an "Option Agreement") in such form as the Committee
                              ----------------
may from time to time approve. The terms of Option Agreements need not be identical. In the event of any inconsistency between the terms of an Option Agreement and the terms of this Plan, the terms of this Plan shall in all events govern and control.

   Each Option Agreement may contain such provisions as the Committee deems advisable which are not inconsistent with this Plan, including, but not limited to, the following:

                (a) restrictions applicable to shares of Stock issuable upon exercise of Options;

                (b) vesting or forfeiture provisions which restrict an Optionee's ability to exercise all or any portion of an Option at a particular time;

                (c) acceleration of the exercisability of Options upon the occurrence of events specified in the Option Agreement;

                (d) restrictions on the exercise of Options following the termination of the Optionee's employment with the Company or any Related Corporation;

                (e) restrictions on an Optionee's ability to transfer shares of Stock acquired through the exercise of Options in addition to those set forth in
Section 10 hereof; and

                (f) provisions permitting payment of the purchase price for any Option Shares with a promissory note or with previously-owned shares of Stock.

The proper officers of the Company are authorized and directed to take any and all actions necessary or advisable from time to time to execute and deliver, and to carry out the terms of, each Option Agreement.

        9.  Exercise of Options; Optionees' Rights as a Shareholder.
            -------------------------------------------------------

                (a)  Method of Exercise.  An Option (or any part or installment
                     ------------------
thereof) shall be exercised by the Optionee (or, if an Option Agreement permits the transfer of an Option following an Optionee's death, the Optionee's post-mortem transferee) giving written notice to the Treasurer of the Company at its principal office address. Such notice shall (i) identify the Option being exercised by reference to the relevant Option Agreement, (ii) specify the number of Option Shares as to which such Option is being exercised, and (iii) be accompanied by full payment of the purchase price therefor by such mean or means as may be permitted under the relevant Option Agreement.

                An Optionee may purchase less than the number of Option Shares for which an Option is then exercisable, provided that no partial exercise of the Option may be for any fractional share or for less then ten (10) whole shares.

                (b)  Satisfaction of the Company's Withholding Obligations.
                     -----------------------------------------------------
The Company's obligation to issue any shares of Stock following the exercise of an Option shall in all events be contingent upon an Optionee making such arrangements which the Company shall determine to be reasonably satisfactory to permit the Company and/or any Related Corporation to satisfy any income and employment tax withholding obligations associated with the exercise of the Option. Such arrangements may include, but need not necessarily be limited to, deposit by the Optionee with the Company of amounts sufficient to satisfy the amount of such withholding obligations, and increased withholding from cash compensation otherwise payable to the Optionee by the Company or a Related Corporation.

                (c)  Delivery of Certificate Following Exercise of the Option.
                     --------------------------------------------------------
The Company shall, upon payment of the purchase price for the number of Option Shares purchased and compliance with the other

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applicable terms and conditions of this Plan and the relevant Option Agreement, make prompt delivery of a certificate evidencing such number of shares of Stock to the Optionee; provided, however, that if any law or regulation requires the
                 --------  -------  ----
Company to take any action with respect to such Option Shares before the issuance thereof, then the date of delivery of such certificate shall be extended for the period necessary to complete such action. No certificate shall be issued and delivered upon exercise of any portion of an Option unless and until, in the sole and absolute discretion of the Company, any applicable requirements of the Federal Securities Act, any applicable state laws regulating securities, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Shares shall not be considered to be issued and outstanding for any purpose unless and until the certificate evidencing such share has been issued.

                (d)  Optionees' Rights as a Shareholder.  An Optionee shall not
                     ----------------------------------
have the rights of a shareholder with respect to the Option Shares until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in Section 12 of this Plan with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

        10.  Right of First Refusal.
             ----------------------

                (a)  Applicable to All Plan Stock.  All Plan Stock shall be
                     ----------------------------
subject to the right of first refusal procedure specified in this Section 10, unless the relevant Option Agreement specifically provides that the right of first refusal is inapplicable to the Plan Stock. Notwithstanding anything in this Section 10 to the contrary, the right of first refusal shall cease to apply upon the completion of an Initial Public Offering.

                (b)  Right of First Refusal.  If a Plan Stockholder receives a
                     ----------------------
bona fide offer from a third party to sell any Plan Stock, and he desires to accept such offer, he shall first promptly notify the Treasurer of the Company in writing of such offer, accompanied by a copy of such written third party offer. Thereafter, the Company shall have a period of forty-five (45) days in which to elect to purchase all the Plan Stock which is subject to such offer (the "Offered Stock") on the same terms as contained in the offer received from
      -------------
the third party. If the Company elects to purchase all the Offered Stock pursuant to the terms of the offer, then the Plan Stockholder shall be obligated to sell the Offered Stock to the Company and such sale shall close within twenty
(20) days after the giving of notice of election. The closing shall take place at a reasonable time and place designated by the Company.

                If within the forty-five (45) day period set forth in the immediately preceding paragraph, the Plan Stockholder does not receive written notice from the Company of an election by the Company to purchase all the Offered Stock, the Plan Stockholder shall have the right to sell his Stock on the same terms and to the same purchaser as contained in the third party offer, provided the sale is closed within sixty (60) days after the close of such forty-five (45) day period, and further provided that such transfer complies with Section 10(c) below. If the sale is not consummated within such sixty (60) day period, then all of such Stock shall remain subject to the terms and conditions of this Section 10.

                (c)  All Transferees of Plan Stock Must Agree in Writing to Be
                     ---------------------------------------------------------
Subject to the Right of First Refusal.  Any purported transfer of Plan Stock,
-------------------------------------
whether following compliance with the right of first refusal procedure described in Section 10(b) above or pursuant to a gift or transfer at death, shall be subject to the transferee's agreement in writing, in such form and substance as the Company shall in its sole and absolute discretion determine appropriate, that the Plan Stock so transferred shall continue to be subject to the right of first refusal described in this Section 10.

        11.  Legends Upon Certificates for Plan Stock.  Certificates evidencing
             ----------------------------------------
Plan Stock shall bear such legends as the Company, in its sole and absolute discretion, may determine to be necessary to comply with applicable state and federal securities laws. In addition, each such certificate shall contain the following legend:

                The shares represented by this certificate are subject to restrictions against transfer under the terms of Section 10 of that certain Alliance HealthCard, Inc. 2000 Stock Option Plan (the "Plan"), which Plan requires, among other things, that the holder hereof offer to sell his shares to Alliance HealthCard, Inc. (the "Company") prior to making any transfer of his shares. The Company will furnish a copy of the plan, without charge, to the holder of this certificate upon written request to it at its principal place of business or registered office.

        12.  Effect of Recapitalization; Merger and Other Transactions
             ---------------------------------------------------------
Affecting the Company.
---------------------

                (a)  Effect on Option Shares Subject to Existing Option Grants.
                     ----------------------------------------------------------
Upon the occurrence of any of the following events, an Optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Option Agreement relating to such Option:

                        (i) If the shares of Stock shall be subdivided or combined into a greater or smaller number of shares, or if the Company shall issue any shares of Stock as a stock dividend on its outstanding Stock, the number of Options shares of Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend, all as determined by the Committee in its sole and absolute discretion.

                        (ii) If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of
                                   -----------
Directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (A) make
 ----------------
appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Stock in connection with the Acquisition; (B) upon written notice to the Optionees, provide that all Options must be exercised (to the extent then exercisable and, if not otherwise then exercisable, to the extent, if any, then deemed appropriate by the Committee), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (C) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (to the extent then exercisable and, if not otherwise then exercisable, to the extent, if any, then deemed appropriate by the Committee), over the exercise price thereof.

                        (iii) If there is a recapitalization or reorganization of the Company (other than a transaction described in Section 12(a)(ii) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Stock, an Optionee upon exercising an

Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                        (iv) Upon the proposed dissolution or liquidation of the Company, each Option will terminate on the date immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions consistent with this Plan and applicable state law as shall be determined by the Committee giving written notice thereof to the Optionees.

                (b)  Absence of Adjustments.  Except as expressly provided
                     ----------------------
herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares subject to Options. No adjustments shall be made with respect to Option Shares for dividends paid in cash or in property other than securities of the Company.

                (c)  Adjustment in Number of Shares of Plan Stock.  Upon the
                     --------------------------------------------
happening of any of the events described in Sections 12(a)(i), (ii), or (iii) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such Subsections. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 12 and, subject to Section 2, its determination shall be conclusive.

                (d)  Application of Restrictions Following Transactions.  If
                     --------------------------------------------------
any person or entity owning Plan Stock subject to any restrictions imposed with respect thereto pursuant to this Plan (including, without limitation, the restrictions provided in Section 10 hereof) receives shares or securities or cash in connection with a corporate transaction described in Sections 12(a)(i),
(ii) or (iii) above as a result of owning such Plan Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Plan Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

        13.  Term and Amendment Plan.
             -----------------------

                (a) This Plan shall be effective on January 1, 2000, (the "Effective Date"), subject to approval by the board of directors of the Company
 --------------
being obtained within 12 months thereof; provided, however, that all Option grants made hereunder prior to this Plan having been approved by the Company's board of directors are hereby expressly made contingent upon obtaining such approval. Options may be granted under the Plan at any time prior to the date which is ten (10) years after the Effective Date, whereupon no further grants of Options may be made, though the Plan will continue thereafter to apply with respect to outstanding grants of Options and outstanding Plan Stock.

                (b) The Board may terminate or amend the Plan in any respect at any time. The following action may not be taken without the approval of the
Board: (i) any increase in the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 12(c) above); (ii) a change in the employees eligible for grants of Incentive Stock Options pursuant to
Section 3 above; (iii) a decrease in the minimum exercise price at which shares may be offered pursuant to Incentive Stock Options pursuant to Section 5(a) above (except by adjustment pursuant to Section 12 above); and (iv) an extension of the term of this Plan specified in Section 13(a) above. Except as otherwise provided in this Plan, in no event may action of the Board or stockholders alter or impair the rights of an Optionee, without his consent, under any Option previously granted to him.

        14. Legends Upon Certificate for Plan Stock.  Certificates evidencing
            ---------------------------------------
Plan Stock shall bear such legends as the Company, in its sole and absolute discretion, may determine to be necessary to comply with applicable state and federal laws.

        15. Application of Funds.  The proceeds received by the Company from
            --------------------
the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

        16. Government Regulations.  The Company's obligation to sell and
            ----------------------
deliver shares of the Stock under this Plan is subject to the approval of any governmental authority and compliance with any applicable state or federal securities laws required in connection with the authorization, issuance or sale of such shares.

        17.  Continued Employment.  The grant of an Option shall not be
             --------------------
construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related, Corporation to retain the Optionee in the employ of the Company or a Related Corporation, as a member of the Company's Board of Directors or in any other capacity, whichever the case may be.

        18. Governing Law; Construction; Severability.  The validity and
            -----------------------------------------
construction of the Plan and the instruments evidencing Options shall be governed by the laws of the state of Georgia. This Plan is not intended to be, and in no event shall it be construed to be, an "employee benefit plan" subject to regulation under the Employee Retirement Income Security Act of 1974, as amended. The validity or enforceability of any particular provision of this Plan shall not affect the other provisions hereof, and this Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

        19. Definitions.  As used in this Plan, the following terms have the
            -----------
indicated specified meanings:

            (a)  Acquisition.  Has the meaning set forth in Section 12(a)(ii)
                 -----------
hereof.

            (b)  Board.  Has the meaning set forth in Section 2(a) hereof.
                 -----

            (c)  Code.  The Internal Revenue Code of 1986, as amended.
                 ----

            (d)  Committee.  Has the meaning set forth in Section 2(a) hereof.
                 ---------

            (e)  Company.       , a Georgia corporation, and its successors and
                 -------
assigns.

            (f)  Effective Date.  Has the meaning set forth in Section 13(a)
                 --------------
hereof.

            (g)  Exchange Act.  The Securities Exchange Act of 1934, as amended.
                 ------------

            (h)  Fair Market Value.  Has the meaning set forth in Section 5(b)
                 -----------------
hereof.

            (i)  Federal Securities Act.  The Securities Act of 1933, as
                 ----------------------
amended.

            (j)  Incentive Stock Option.  Has the meaning set forth in Section
                 ----------------------
1(a) hereof.

            (k)  Initial Public Offering.  Means an initial underwritten
                 -----------------------
public offering of the Company's capital stock registered under the Securities Act of 1933, as amended.

            (l)  Nonqualified Stock Option.  Has the meaning set forth in
                 -------------------------
Section 1(b) hereof.

            (m)  Offered Stock.  Has the meaning set forth in Section 10(b)
                 -------------
hereof.

            (n)  Option.  An Incentive Stock Option or a Nonqualified Stock
                 ------
Option.

            (o)  Option Agreement.  Has the meaning set forth in Section 8
                 ----------------
hereof.

            (p)  Option Shares.  Shares of Stock that may be issued upon the
                 -------------
exercise of an Option.

            (q)  Optionee.  A person to whom an Option is granted pursuant to
                 --------
this Plan.

            (r)  Plan.  This Alliance Healthcard, Inc. 1999 Stock Option Plan
                 ----
as amended from time to time in accordance with the terms hereof.

            (s)  Plan Stock.  Stock which is issued upon the exercise of an
                 ----------
Option, and any stock into which such stock may be converted by virtue of merger, reorganization, recapitalization or otherwise.

            (t)  Plan Stockholder.  A person who owns Plan Stock.
                 ----------------

            (u)  Related Corporation.  A corporation which is a parent
                 -------------------
corporation or a subsidiary corporation with respect to the Company, within the meaning of Section 424(e) or (f) of the Code.

            (v)  Stock.  Class A common stock of the Company, no par value, and
                 -----
any stock into which such stock may be converted by virtue of merger, reorganization, recapitalization or otherwise.

            (w)  Successor Board.  Has the meaning set forth in Section
                 ---------------
12(a)(ii) hereof.

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